Exhibit 25.2

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FORM T‑1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

___________________________

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13‑5160382 (I.R.S. employer identification no.)
One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

__________________________

Petrobras International Finance Company

(Exact name of obligors as specified in their charters)

Cayman Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
4th Floor, Harbour Place 103 South Church Street, PO Box 1034GT, George Town, Grand Cayman, Cayman Islands, BWI (Address of registrants’ principal executive offices)

Debt Securities

(Title of the indenture securities)

1.         General information.  Furnish the following information as to the Trustee:

(a)        Name and address of each examining or supervising authority to which it is subject.

Name	Address
New York State Department of Financial Services	One State Street, New York, N.Y. 10004, and One Commerce Plaza, Albany, N.Y. 12257
Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W. Washington, D.C. 20429
New York Clearing House Association	New York, New York 10005

(b)       Whether it is authorized to exercise corporate trust powers.

Yes.

2.         Affiliations with Obligor and Guarantor.

If the obligor or guarantor is an affiliate of the trustee, describe each  such affiliation.

None.

3-15.    Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because, to the best of the Trustee’s knowledge, the obligor or the guarantor is not in default under any Indenture for which the Trustee acts as Trustee and the Trustee is not a foreign trustee as provided under Item 15 .

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 29th day of August, 2012.

THE BANK OF NEW YORK MELLON

By: /s/      John T. Needham, Jr.
Name: John T. Needham, Jr.
Title:   Vice-President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286
and Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2012, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest‑bearing balances and currency and coin	3,160,000
Interest‑bearing balances	107,102,000
Securities:
Held-to-maturity securities	8,793,000
Available-for-sale securities	80,993,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	4,000
Securities purchased under agreements to resell	3,971,000
Loans and lease financing receivables:
Loans and leases held for sale	8,000
Loans and leases, net of unearned income	27,745,000
LESS: Allowance for loan and lease losses	335,000
Loans and leases, net of unearned income and allowance	27,410,000
Trading assets	4,149,000
Premises and fixed assets (including capitalized leases)	1,235,000
Other real estate owned	9,000
Investments in unconsolidated subsidiaries and associated companies	1,001,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,403,000
Other intangible assets	1,530,000
Other assets	13,301,000
Total assets	259,069,000
LIABILITIES
Deposits:
In domestic offices	116,929,000
Noninterest‑bearing	71,309,000
Interest‑bearing	45,620,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	99,535,000
Noninterest‑bearing	4,871,000
Interest‑bearing	94,664,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	4,305,000
Securities sold under agreements to repurchase	1,009,000
Trading liabilities	6,135,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	3,137,000
Not applicable
Not applicable
Subordinated notes and debentures	1,065,000
Other liabilities	7,935,000
Total liabilities	240,050,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	9,681,000
Retained earnings	8,819,000
Accumulated other comprehensive income	-966,000
Other equity capital components	0
Total bank equity capital	18,669,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	19,019,000
Total liabilities and equity capital	259,069,000

I, Thomas P. Gibbons, Chief Financial Officer of the above‑named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Catherine A. Rein Michael J. Kowalski	Directors